UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 Or 15(D) of The
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 28, 2004

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                       001-13711                     13-3429953
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation
or organization)

      4211 W. Boy Scout Boulevard, Tampa, Florida                  33607
       (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Material Definitive Agreement

Effective October 28, 2004, Walter Industries, Inc. (the "Company") entered into a Sixth Amendment of its Credit Agreement dated April 17, 2003 by and among the Company, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, SunTrust Bank, as Syndication Agent and L/C Issuer, BNP Paribas and Credit Lyonnais as Co-Documentation Agents and the Lenders thereto. The Sixth Amendment increases the amount available to make Restricted Payments, which includes share repurchases. The Sixth Amendment effectively increases the permitted share repurchase capacity of the Company to $57 million.

On October 29, 2004 the Company issued a press release announcing the purchase of approximately 2 million shares from certain Kohlberg Kravis Roberts & Co. affiliates ("KKR") in a private transaction that occurred concurrently with a public offering made by KKR of approximately 8 million shares of the Company's stock. As noted in the press release attached hereto as Exhibit 99 and incorporated herein by reference, following the public offering KKR will not own any shares of the Company's stock. Prior to the public offering KKR beneficially owned approximately 25.9% of the Company's outstanding common stock. Messrs. Perry Golkin and Simon E. Brown of KKR sit on the Board of Directors of the Company.

In connection with the referenced public offering, a firm commitment Underwriting Agreement was entered into on October 28, 2004 among the Company, KKR, as selling stockholders and Morgan Stanley & Co. Incorporated, as underwriter. The underwriting agreement is subject to a number of terms and conditions and provides that the underwriter must buy all of the shares if it buys any of them. The underwriter will sell the shares to the public when and if the underwriter buys the shares from the selling stockholders. The underwriter will offer the shares to the public subject to a number of conditions, including the receipt and acceptance of the common stock by the underwriter, and the underwriter's right to reject orders in whole or in part.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed that subject to certain exceptions, the Company may not directly or indirectly offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, without the prior written consent of the underwriter for a period of 90 days commencing on October 28, 2004. In addition, during this same 90-day period, the Company has agreed not to file any registration statement for any shares of common stock or securities convertible into or exercisable or exchangeable for common stock without the prior written consent of the underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WALTER INDUSTRIES, INC.

                                         By: /s/ Victor P. Patrick
                                             -----------------------------------
                                      Title: Victor P. Patrick
                                             Sr. Vice President, General Counsel
                                             and Secretary

Date:  October 29, 2004

Exhibit Index

(99) Press released dated: October 29, 2004, issued by Walter Industries, Inc.